Exhibit 10.1

Effective: November 18, 2015

BG MEDICINE, INC.

AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

The Board of Directors of BG Medicine, Inc. (the “Company”) has approved the following Non-Employee Director Compensation Policy (this “Policy”) which establishes compensation to be paid to non-employee directors of the Company, effective as of November 18, 2015 (the “Effective Date”), to provide an inducement to obtain and retain the services of qualified persons to serve as members of the Company’s Board of Directors.

Applicable Persons

This Policy shall apply to each director of the Company who is not an employee of, or compensated consultant to, the Company or any Affiliate (each, an “Outside Director”). “Affiliate” shall mean a corporation which is a direct or indirect parent or subsidiary of the Company, as determined pursuant to Section 424 of the Internal Revenue Code of 1986, as amended.

Stock Option Grants

All stock option amounts set forth herein shall be subject to automatic adjustment in the event of any stock split or other recapitalization affecting the Company’s common stock.

2015 Stock Option Grant to Incumbent Directors

On the Effective Date, each Outside Director who currently serves and has served as a director prior to the Effective Date shall be granted a non-qualified stock option to purchase 5,000 shares of the Company’s common stock under the Company’s 2010 Employee, Director and Consultant Equity Incentive Plan (the “Stock Plan”).

Annual Stock Option Grants

Each Outside Director shall be granted a non-qualified stock option to purchase 5,000 shares, or 7,500 shares if the director serves as a standing Board Committee Chairperson (ie., Audit, Compensation or Nominating & Governance), of the Company’s common stock under the Stock Plan each year at the annual meeting of the Board of Directors following the Company’s annual meeting of stockholders; provided that if there has been no annual meeting of stockholders held by the first day of the third fiscal quarter , each Outside Director will still receive any annual grants of non-qualified stock options provided for under this Policy on the first day of the third fiscal quarter of such year; and provided further, that if an annual meeting of stockholders is subsequently held in such year, no additional annual grant shall be made.

Initial Stock Option Grant For Newly Appointed or Elected Directors

Each new Outside Director shall be granted a non-qualified stock option to purchase 10,000 shares, or 12,500 shares if the director serves as a standing Board Committee Chairperson (i.e.,

Audit, Compensation or Nominating & Governance), of the Company’s common stock under the Stock Plan on the date of his or her initial appointment or election to the Board of Directors.

Terms for All Option Grants

Unless otherwise specified by the Board of Directors or the Compensation Committee at the time of grant, all options granted under this Policy shall (i) vest one year from the date of the grant, subject to the Outside Director’s continued service on the Board of Directors; provided that such options shall become exercisable in full immediately prior to a change in control of the Company; (ii) have an exercise price equal to the fair market value of the Company’s common stock as determined in the Stock Plan on the date of grant; and (iii) contain such other terms and conditions as the Board of Directors or the Compensation Committee shall determine.

Expenses

Upon presentation of documentation of such expenses reasonably satisfactory to the Company, each Outside Director shall be reimbursed for his or her reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board of Directors and Committees thereof or in connection with other business related to the Board of Directors.

Amendments

The Compensation Committee or the Board of Directors shall review this Policy from time to time to assess whether any amendments in the type and amount of compensation provided herein should be adjusted in order to fulfill the objectives of this Policy.